Exhibit



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement No. 33-19894 of SMITH HAYES Trust, Inc. d/b/a Lancaster Funds filed on Form N-1A of our reports dated July 24, 1998 appearing in the Annual Reports dated June 30, 1998, and to the reference to us under the heading "Auditors" in the Prospectuses and Statement of Additional Information, which is a part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP

Lincoln, Nebraska
September 24, 1998